Exhibit 99.1
Oasis Petroleum Inc. Announces Quarter Ended September 30, 2017 Earnings
Houston, Texas — November 7, 2017 — Oasis Petroleum Inc. (NYSE: OAS) (“Oasis” or the “Company”) today announced financial results for the quarter ended September 30, 2017 and provided an operational update.
Recent Highlights:

•	Completed and placed on production 24 gross (15.1 net) operated wells in the Williston Basin in the third quarter of 2017.

•
Produced 66.1 thousand barrels of oil equivalent per day ("MBoepd") in the third quarter of 2017, representing an increase of 7% over the second quarter of 2017, primarily driven by completion activity. Production during the third quarter of 2017 increased 36% over the third quarter of 2016.

•
Produced over 69 MBoepd in October 2017 and expect to produce between 69 MBoepd and 72 MBoepd in the fourth quarter of 2017. Oasis continues to expect to hit an exit rate of 72 MBoepd, delivering 16% growth above the 2016 exit rate.

•
Oil differentials have improved to $1.82 off of NYMEX West Texas Intermediate crude oil index price (“WTI”) in the third quarter of 2017, and Oasis expects differentials in the fourth quarter to range from $1.25 to $2.00 off of WTI.

•
Delivered Adjusted EBITDA of $179.6 million for the third quarter of 2017. For definitions of Adjusted EBITDA and reconciliations of Adjusted EBITDA to net income and net cash provided by operating activities, see “Non-GAAP Financial Measures” below.

•	Commenced operations of its second Oasis Well Services (“OWS”) frac crew during the third quarter of 2017.

•
Oasis Midstream Partners LP (“OMP”) sold 8,625,000 common units, representing limited partner interests in an initial public offering (“IPO” or the “Offering”) for net proceeds of $137.2 million, of which $131.6 million was distributed to Oasis.

•
Announced investment in and assignment of second Wild Basin Gas Plant (“Gas Plant II”) with a total capacity of 200 million standard cubic feet per day (“MMscfpd”) to service gas production from its highly economic inventory.

•	Expects full year 2017 adjusted CapEx to total $620.0 million, in line with prior guidance. See “Capital Expenditures” below for adjustments.

•
Including net proceeds distributed to Oasis from the OMP IPO and adjustments for the Gas Plant II assignment, Oasis generated positive free cash flow of $39.0 million for the nine months ended September 30, 2017.

“Oasis successfully delivered on production growth during the quarter in line with guidance, completed its IPO of OMP, and launched its second frac crew,” said Thomas B. Nusz, Oasis’ Chairman and Chief Executive Officer. “The team delivered another great quarter and has positioned Oasis to exit the year with 72 MBoepd of production. Well performance across our core acreage position, including Wild Basin, Indian Hills, and Alger, continues to deliver impressive results, and our wells remain highly economic in the current commodity price environment. The team has also further reduced operating costs while driving improved differentials benefiting from our integrated midstream infrastructure.”
Gas Plant II Update
Oil and gas production from Oasis’ Wild Basin wells continues to exceed expectations, primarily due to higher frac intensity in the core areas of the Williston Basin. The initial gas to oil ratio (“GOR”) is generally higher in the core of the Williston Basin, including parts of McKenzie County, compared to the entire basin. The combined effect of these factors has resulted in record gas production levels in the Williston Basin and particularly in McKenzie County, where much of the drilling since 2015 has occurred, which now produces approximately half of the gas production in North Dakota. Due to the increased production of gas in the Williston Basin, there is a need for incremental processing capacity in the basin.
Gas production in Wild Basin has already surpassed original design expectations for OMP’s 80 MMscfpd gas plant, which is held by OMP’s wholly-owned development company (“DevCo”), Bighorn DevCo LLC (“Bighorn DevCo”), and recently has averaged gross gas production in Wild Basin of approximately 100 MMscfpd. Oasis initially evaluated options to process the incremental gas that is being produced in and around Wild Basin and subsequently began the front end engineering and design process for a second gas plant and began ordering long lead time items. Oasis recently made the decision to proceed with the construction of Gas Plant II, and on November 6, 2017, Oasis agreed to assign the project to OMP. In exchange for the assignment of Gas Plant II into Bighorn DevCo, OMP agreed to reimburse Oasis for 100% of its capital spent-to-date and will fund 100% of the remaining project capital. OMP funded the reimbursement under its revolving credit facility and will have full rights to all cash flows generated from both gas plants held by Bighorn DevCo. For the nine months ended September 30, 2017,

Oasis invested $57.0 million in Gas Plant II, and on November 6, 2017, assigned $66.7 million of asset value to OMP, which included capital spent in October 2017. OMP expects to invest approximately $140.0 million for the entire Gas Plant II project and anticipates operations will begin in late 2018.
Operational and Financial Update
Select operational and financial statistics are in the following table:

	Quarter Ended:
	9/30/2017	6/30/2017	9/30/2016
Production data:
Oil (Bopd)	51,825	47,795	39,439
Natural gas (Mcfpd)	85,800	84,890	54,421
Total production (Boepd)	66,125	61,943	48,509
Percent Oil	78%	77%	81%
Average sales prices:
Oil, without derivative settlements (per Bbl)	$46.35	$44.61	$40.54
Differential to WTI (per Bbl)	1.82	3.68	4.39
Natural gas (per Mcf)(1)	3.50	3.19	1.84
Revenues ($ in millions):
Oil	$221.0	$194.0	$147.1
Natural gas	27.6	24.6	9.2
Bulk oil sales	21.2	8.1	1.9
Midstream revenues	18.8	15.6	8.5
Well services revenues	16.1	11.8	10.6
Total revenues	$304.7	$254.1	$177.3
Midstream and well services operating expenses ($ in millions):
Midstream operating expenses	$4.3	$3.3	$2.6
Well services operating expenses	9.1	8.1	5.5
Select exploration and production (E&P) operating expenses:
LOE ($ per Boe)	$7.45	$7.92	$8.00
MT&G ($ per Boe)(2)	2.50	2.14	1.58
DD&A ($ per Boe)	21.75	22.23	25.08
E&P general and administrative expenses (“G&A”) ($ per Boe)	2.93	3.52	4.31
Production taxes (% of oil and gas revenues)(3)	8.5%	8.7%	9.4%
___________________

(1)	Natural gas prices include the value for natural gas and natural gas liquids.

(2)	Excludes non-cash valuation charges on pipeline imbalances.

(3)
Prior to the first quarter of 2017, oil and gas revenues included bulk oil sales related to blending at the Company’s crude oil terminal on the Company’s Condensed Consolidated Statements of Operations. Prior periods have been adjusted retrospectively to reflect these revenues in bulk oil sales on the Company’s Condensed Consolidated Statements of Operations.

G&A totaled $22.5 million in the third quarter of 2017, $22.8 million in the third quarter of 2016 and $23.5 million in the second quarter of 2017. Amortization of equity-based compensation, which is included in G&A, was $6.6 million, or $1.09 per Boe, in the third quarter of 2017 as compared to $5.8 million, or $1.30 per Boe, in the third quarter of 2016 and $7.1 million, or $1.26 per Boe, in the second quarter of 2017. G&A for the Company’s E&P segment totaled $17.8 million in the third quarter of 2017, $19.2 million in the third quarter of 2016 and $19.8 million in the second quarter of 2017.
Interest expense was $37.4 million for the third quarter of 2017 compared to $31.7 million for the third quarter of 2016 and $36.8 million for the second quarter of 2017. Capitalized interest totaled $3.1 million for the third quarter of 2017, $4.4 million for the third quarter of 2016 and $2.8 million for the second quarter of 2017. Cash Interest totaled $36.2 million for the third quarter of 2017, $33.7 million for the third quarter of 2016 and $35.5 million for the second quarter of 2017. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.

For the three months ended September 30, 2017, the Company recorded an income tax benefit of $18.8 million, resulting in a 31.5% effective tax rate as a percentage of its pre-tax loss for the quarter. The Company recorded an income tax expense of $2.3 million, resulting in a 12.4% effective tax rate as a percentage of its pre-tax income for the three months ended June 30, 2017.
For the third quarter of 2017, the Company reported net loss of $41.1 million, or $0.18 per diluted share, as compared to a net loss of $33.9 million, or $0.19 per diluted share, for the third quarter of 2016. Excluding certain non-cash items and their tax effect, Adjusted Net Income Attributable to Oasis (non-GAAP) was $0.5 million, or $0.00 per diluted share, in the third quarter of 2017, compared to Adjusted Net Loss Attributable to Oasis of $29.3 million, or $0.17 per diluted share, in the third quarter of 2016. For a definition of Adjusted Net Income (Loss) Attributable to Oasis and a reconciliation of net income (loss) to Adjusted Net Income (Loss) Attributable to Oasis, see “Non-GAAP Financial Measures” below. Adjusted EBITDA for the third quarter of 2017 was $179.6 million, compared to Adjusted EBITDA of $104.4 million for the third quarter of 2016. For a definition of Adjusted EBITDA and a reconciliation of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to Adjusted EBITDA, see “Non-GAAP Financial Measures” below.
Capital Expenditures
The following table depicts the Company’s total CapEx by category:

	1Q 2017	2Q 2017	3Q 2017	YTD 2017
CapEx ($ in millions):
E&P	$90.8	$100.8	$149.9	$341.5
Midstream	13.1	66.1	79.6	158.9
Well services	—	0.3	5.1	5.4
Other(1)	5.9	5.8	5.7	17.3
Total CapEx(2)	$109.8	$173.0	$240.3	$523.1
___________________

(1)	Other CapEx includes such items as administrative capital and capitalized interest.

(2)
CapEx reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis.

The Company’s CapEx totaled $523.1 million for the nine months ended September 30, 2017, of which $57.0 million was reimbursed by OMP with the assignment of Gas Plant II. Additionally, the Company acquired a freshwater intake facility from the Missouri River and a freshwater distribution system that it is expanding to service a portion of the Company’s completion activity in Wild Basin (the “Freshwater Project”). The Freshwater Project costs for the nine months ended September 30, 2017, including the acquisition, have totaled approximately $23.0 million. At the time of the OMP IPO, the Freshwater Project was included in Beartooth DevCo LLC, which is 60% owned by Oasis. Excluding the Gas Plant II and the Freshwater Project, CapEx would have totaled $443.0 million for the nine months ended September 30, 2017, which is in line with the Company’s CapEx plan for the nine months ended September 30, 2017. Excluding the Gas Plant II and the Freshwater Project for the full year 2017 CapEx, Oasis continues to expect adjusted CapEx to be approximately $620.0 million, which includes $15.0 million for activating the second frac spread for OWS.
Updated Guidance
Oasis is providing an update to its outlook for the full year 2017 in the following table:

	Updated FY17		Prior FY17
Metric	Low	High	Low	High
Production (MBoepd)	65.1	65.8	65.1	66.1
Differentials ($ per Bbl)	$2.80	$3.00	$3.00	$4.00
MT&G ($ per Boe)	$2.20	$2.30	$1.90	$2.20
LOE ($ per Boe)	$7.50	$7.70	$6.75	$7.75
G&A ($ in millions)	$92.5	$97.5	$95.0	$100.0
Production Taxes (% of oil and gas revenue)	8.5%	8.6%	8.7%	9.0%

Hedging Activity
As of November 7, 2017, the Company had the following outstanding commodity derivative contracts, which settle monthly and are priced off of WTI for crude oil and NYMEX Henry Hub for natural gas:

Crude oil (Volume in Mbopd)	2H17	1H18	2H18	1H19
Swaps
Volume	14.3	37.0	35.0	7.0
Price	$50.03	$50.89	$50.84	$50.82
Collars
Volume	4.0	3.0	3.0	—
Floor	$46.25	$48.67	$48.67	$—
Ceiling	$54.37	$53.07	$53.07	$—
3-way
Volume	3.0	—	—	—
Sub-Floor	$31.67	$—	$—	$—
Floor	$45.83	$—	$—	$—
Ceiling	$59.94	$—	$—	$—
Total Crude Oil Volume	21.3	40.0	38.0	7.0

Natural Gas (Volume in MMBtupd)
Swaps
Volume	11.0	19.0	19.0	—
Price	$3.30	$3.05	$3.05	$—
Total Natural Gas Volume	11.0	19.0	19.0	—
The September 2017 crude oil derivative contracts settled at a net $0.1 million paid in October 2017 and will be included in the Company’s fourth quarter 2017 derivative settlements.
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the conference call:

Date:	Wednesday, November 8, 2017
Time:	10:00 a.m. Central Time
Live Webcast:	https://www.webcaster4.com/Webcast/Page/1052/23152
OR:
Dial-in:	888-317-6003
Intl. Dial in:	412-317-6061
Conference ID:	2353150
Website:	www.oasispetroleum.com
A recording of the conference call will be available beginning at 12:00 p.m. Central Time on the day of the call and will be available until Wednesday, November 15, 2017 by dialing:

Replay dial-in:	877-344-7529
Intl. replay:	412-317-0088
Replay code:	10113619
The conference call will also be available for replay for approximately 30 days at www.oasispetroleum.com.
Contact:
Oasis Petroleum Inc.
Taylor Mason, (281) 404-9600
Manager, Corporate Finance & Investor Relations

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in oil and natural gas prices, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the SEC.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis is an independent exploration and production company focused on the acquisition and development of unconventional oil and natural gas resources, primarily operating in the Williston Basin. For more information, please visit the Company’s website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30, 2017	December 31, 2016
	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$8,488	$11,226
Accounts receivable, net	285,383	204,335
Inventory	17,169	10,648
Prepaid expenses	10,647	7,623
Derivative instruments	692	362
Other current assets	65	4,355
Total current assets	322,444	238,549
Property, plant and equipment
Oil and gas properties (successful efforts method)	7,640,785	7,296,568
Other property and equipment	783,542	618,790
Less: accumulated depreciation, depletion, amortization and impairment	(2,388,709)	(1,995,791)
Total property, plant and equipment, net	6,035,618	5,919,567
Derivative instruments	703	—
Long-term inventory	10,885	—
Other assets	21,562	20,516
Total assets	$6,391,212	$6,178,632
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$16,348	$4,645
Revenues and production taxes payable	169,361	139,737
Accrued liabilities	194,157	119,173
Accrued interest payable	20,325	39,004
Derivative instruments	16,412	60,469
Advances from joint interest partners	5,095	7,597
Other current liabilities	—	10,490
Total current liabilities	421,698	381,115
Long-term debt	2,340,613	2,297,214
Deferred income taxes	508,335	513,529
Asset retirement obligations	52,413	48,985
Derivative instruments	3,703	11,714
Other liabilities	5,805	2,918
Total liabilities	3,332,567	3,255,475
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 450,000,000 shares authorized; 238,639,488 shares issued and 237,312,881 shares outstanding at September 30, 2017 and 237,201,064 shares issued and 236,344,172 shares outstanding at December 31, 2016	2,348	2,331
Treasury stock, at cost: 1,326,607 and 856,892 shares at September 30, 2017 and December 31, 2016, respectively	(22,132)	(15,950)
Additional paid-in capital	2,369,098	2,345,271
Retained earnings	593,368	591,505
Oasis share of stockholders’ equity	2,942,682	2,923,157
Non-controlling interests	115,963	—
Total stockholders’ equity	3,058,645	2,923,157
Total liabilities and stockholders’ equity	$6,391,212	$6,178,632

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands, except per share data)
Revenues
Oil and gas revenues	$248,648	$156,316	$704,533	$432,968
Bulk oil sales	21,195	1,867	56,917	1,867
Midstream revenues	18,767	8,487	48,939	22,380
Well services revenues	16,138	10,641	33,566	29,459
Total revenues	304,748	177,311	843,955	486,674
Operating expenses
Lease operating expenses	45,334	35,696	133,871	98,283
Midstream operating expenses	4,301	2,617	10,891	6,095
Well services operating expenses	9,125	5,548	21,115	15,334
Marketing, transportation and gathering expenses	15,028	7,003	38,018	22,046
Bulk oil purchases	21,701	1,853	57,683	1,853
Production taxes	21,052	14,638	60,322	39,758
Depreciation, depletion and amortization	132,289	111,948	384,246	356,885
Exploration expenses	854	489	4,010	1,192
Impairment	139	382	6,021	3,967
General and administrative expenses	22,531	22,845	69,913	69,087
Total operating expenses	272,354	203,019	786,090	614,500
Gain (loss) on sale of properties	—	6	—	(1,305)
Operating income (loss)	32,394	(25,702)	57,865	(129,131)
Other income (expense)
Net gain (loss) on derivative instruments	(54,310)	20,847	52,297	(55,624)
Interest expense, net of capitalized interest	(37,389)	(31,726)	(110,548)	(105,444)
Gain (loss) on extinguishment of debt	—	(13,793)	—	4,865
Other income (expense)	(605)	(259)	(755)	188
Total other expense	(92,304)	(24,931)	(59,006)	(156,015)
Loss before income taxes	(59,910)	(50,633)	(1,141)	(285,146)
Income tax benefit	18,846	16,691	470	96,818
Net loss including non-controlling interests	(41,064)	(33,942)	(671)	(188,328)
Less: Net income attributable to non-controlling interests	150	—	150	—
Net loss attributable to Oasis	$(41,214)	$(33,942)	$(821)	$(188,328)
Earnings (loss) attributable to Oasis per share:
Basic	$(0.18)	$(0.19)	$0.00	$(1.09)
Diluted	(0.18)	(0.19)	0.00	(1.09)
Weighted average shares outstanding:
Basic	233,389	177,120	233,248	172,360
Diluted	233,389	177,120	233,248	172,360

Oasis Petroleum Inc.
Selected Financial and Operational Statistics
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Operating results (in thousands):
Revenues
Oil	$221,004	$147,095	$623,603	$411,201
Natural gas	27,644	9,221	80,930	21,767
Bulk oil sales	21,195	1,867	56,917	1,867
Midstream	18,767	8,487	48,939	22,380
Well services	16,138	10,641	33,566	29,459
Total revenues	$304,748	$177,311	$843,955	$486,674
Production data:
Oil (MBbls)	4,768	3,628	13,552	11,245
Natural gas (MMcf)	7,894	5,007	23,131	13,809
Oil equivalents (MBoe)	6,083	4,463	17,408	13,547
Average daily production (Boe per day)	66,125	48,509	63,764	49,440
Average sales prices:
Oil, without derivative settlements (per Bbl)	$46.35	$40.54	$46.02	$36.57
Oil, with derivative settlements (per Bbl)(1)	43.50	43.79	41.70	46.85
Natural gas (per Mcf)(2)	3.50	1.84	3.50	1.58
Costs and expenses (per Boe of production):
Lease operating expenses	$7.45	$8.00	$7.69	$7.26
Marketing, transportation and gathering expenses(3)	2.50	1.58	2.16	1.58
Production taxes	3.46	3.28	3.47	2.93
Depreciation, depletion and amortization	21.75	25.08	22.07	26.35
General and administrative expenses (“G&A”)	3.70	5.12	4.02	5.10
Exploration and production G&A	2.93	4.31	3.32	4.28

___________________

(1)
Realized prices include gains or losses on cash settlements for commodity derivatives, which do not qualify for or were not designated as hedging instruments for accounting purposes. Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	Natural gas prices include the value for natural gas and natural gas liquids.

(3)	Excludes non-cash valuation charges on pipeline imbalances.

Oasis Petroleum Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
	(In thousands)
Cash flows from operating activities:
Net loss including non-controlling interests	$(671)	$(188,328)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion and amortization	384,246	356,885
Gain on extinguishment of debt	—	(4,865)
Loss on sale of properties	—	1,305
Impairment	6,021	3,967
Deferred income taxes	(470)	(96,818)
Derivative instruments	(52,297)	55,624
Equity-based compensation expenses	20,451	18,761
Deferred financing costs amortization and other	12,666	10,174
Working capital and other changes:
Change in accounts receivable	(81,022)	11,349
Change in inventory	(235)	2,559
Change in prepaid expenses	823	1,168
Change in other current assets	276	(240)
Change in long-term inventory and other assets	(12,843)	(148)
Change in accounts payable, interest payable and accrued liabilities	32,282	(41,991)
Change in other current liabilities	(10,490)	(6,000)
Change in other liabilities	—	17
Net cash provided by operating activities	298,737	123,419
Cash flows from investing activities:
Capital expenditures	(443,649)	(340,314)
Proceeds from sale of properties	4,000	12,333
Costs related to sale of properties	—	(310)
Derivative settlements	(804)	115,576
Advances from joint interest partners	(2,502)	544
Net cash used in investing activities	(442,955)	(212,171)
Cash flows from financing activities:
Proceeds from revolving credit facility	764,000	835,000
Principal payments on revolving credit facility	(732,000)	(778,000)
Repurchase of senior unsecured notes	—	(435,907)
Proceeds from issuance of senior unsecured convertible notes	—	300,000
Deferred financing costs	(96)	(8,811)
Proceeds from sale of common stock	—	182,791
Proceeds from sale of OMP common units, net of offering costs	115,813	—
Purchases of treasury stock	(6,182)	(2,275)
Other	(55)	—
Net cash provided by financing activities	141,480	92,798
Increase (decrease) in cash and cash equivalents	(2,738)	4,046
Cash and cash equivalents:
Beginning of period	11,226	9,730
End of period	$8,488	$13,776
Supplemental non-cash transactions:
Change in accrued capital expenditures	$63,499	$(49,177)
Change in asset retirement obligations	3,112	(8,083)
Notes payable from acquisition	4,875	—

Non-GAAP Financial Measures
Cash Interest is a supplemental non-GAAP financial measure that is used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Cash Interest as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense. Cash Interest is not a measure of interest expense as determined by United States generally accepted accounting principles, or GAAP.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)
Interest expense	$37,389	$31,726	$110,548	$105,444
Capitalized interest	3,137	4,380	8,773	13,683
Amortization of deferred financing costs	(1,729)	(2,095)	(5,128)	(8,042)
Amortization of debt discount	(2,591)	(300)	(7,426)	(300)
Cash Interest	$36,206	$33,711	$106,767	$110,785

Adjusted EBITDA and Free Cash Flow are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash charges. The Company defines Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx, excluding capitalized interest. Adjusted EBITDA and Free Cash Flow are not measures of net income (loss) or cash flows as determined by GAAP.
The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by (used in) operating activities to the non-GAAP financial measures of Adjusted EBITDA and Free Cash Flow for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)
Net loss including non-controlling interests	$(41,064)	$(33,942)	$(671)	$(188,328)
(Gain) loss on sale of properties	—	(6)	—	1,305
(Gain) loss on extinguishment of debt	—	13,793	—	(4,865)
Net (gain) loss on derivative instruments	54,310	(20,847)	(52,297)	55,624
Derivative settlements(1)	8,095	11,786	(804)	115,576
Interest expense, net of capitalized interest	37,389	31,726	110,548	105,444
Depreciation, depletion and amortization	132,289	111,948	384,246	356,885
Impairment	139	382	6,021	3,967
Exploration expenses	854	489	4,010	1,192
Equity-based compensation expenses	6,628	5,782	20,451	18,761
Income tax benefit	(18,846)	(16,691)	(470)	(96,818)
Other non-cash adjustments	(208)	(26)	491	697
Adjusted EBITDA	179,586	104,394	471,525	369,440
Adjusted EBITDA attributable to non-controlling interests	190	—	190	—
Adjusted EBITDA attributable to Oasis	179,396	104,394	471,335	369,440
Cash Interest	(36,206)	(33,711)	(106,767)	(110,785)
Capital expenditures(2)	(240,373)	(78,453)	(523,143)	(297,696)
Capitalized interest	3,137	4,380	8,773	13,683
Free Cash Flow	$(94,046)	$(3,390)	$(149,802)	$(25,358)

Net cash provided by operating activities	$88,876	$32,018	$298,737	$123,419
Derivative settlements(1)	8,095	11,786	(804)	115,576
Interest expense, net of capitalized interest	37,389	31,726	110,548	105,444
Exploration expenses	854	489	4,010	1,192
Deferred financing costs amortization and other	(3,795)	(3,622)	(12,666)	(10,174)
Changes in working capital	48,375	32,023	71,209	33,286
Other non-cash adjustments	(208)	(26)	491	697
Adjusted EBITDA	179,586	104,394	471,525	369,440
Adjusted EBITDA attributable to non-controlling interests	190	—	190	—
Adjusted EBITDA attributable to Oasis	179,396	104,394	471,335	369,440
Cash Interest	(36,206)	(33,711)	(106,767)	(110,785)
Capital expenditures(2)	(240,373)	(78,453)	(523,143)	(297,696)
Capitalized interest	3,137	4,380	8,773	13,683
Free Cash Flow	$(94,046)	$(3,390)	$(149,802)	$(25,358)
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)
CapEx reflected in the table above differs from the amounts shown in the statement of cash flows in the Company’s condensed consolidated financial statements because amounts reflected in the table above include changes in accrued liabilities from the previous reporting period for capital expenditures, while the amounts presented in the statement of cash flows are presented on a cash basis.

The following tables present reconciliations of the GAAP financial measure of income (loss) before income taxes to the non-GAAP financial measure of Adjusted EBITDA for the Company’s three reportable business segments on a gross basis for the periods presented:

Exploration and Production
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)
Loss before income taxes including non-controlling interests	$(88,835)	$(66,333)	$(71,999)	$(331,075)
(Gain) loss on sale of properties	—	(6)	—	1,663
(Gain) loss on extinguishment of debt	—	13,793	—	(4,865)
Net (gain) loss on derivative instruments	54,310	(20,847)	(52,297)	55,624
Derivative settlements(1)	8,095	11,786	(804)	115,576
Interest expense, net of capitalized interest	37,369	31,726	110,528	105,444
Depreciation, depletion and amortization	129,626	109,668	376,818	346,240
Impairment	139	382	6,021	1,536
Exploration expenses	854	489	4,010	1,192
Equity-based compensation expenses	6,344	5,570	19,741	17,495
Other non-cash adjustments	(208)	(26)	491	697
Adjusted EBITDA	$147,694	$86,202	$392,509	$309,527
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

Midstream Services
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)
Income before income taxes including non-controlling interests	$25,179	$16,065	$69,046	$49,262
Gain on sale of properties	—	—	—	(358)
Interest expense, net of capitalized interest	20	—	20	—
Depreciation, depletion and amortization	4,163	1,909	11,375	5,325
Impairment	—	—	—	2,431
Equity-based compensation expenses	392	218	1,104	661
Adjusted EBITDA	$29,754	$18,192	$81,545	$57,321

Well Services
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands)
Income before income taxes including non-controlling interests	$10,832	$1,577	$9,195	$3,462
Depreciation, depletion and amortization	3,196	3,478	9,417	11,605
Equity-based compensation expenses	281	354	1,015	1,253
Adjusted EBITDA	$14,309	$5,409	$19,627	$16,320

Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2) the impact of net income attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share for the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In thousands, except per share data)
Net loss attributable to Oasis	$(41,214)	$(33,942)	$(821)	$(188,328)
(Gain) loss on sale of properties	—	(6)	—	1,305
(Gain) loss on extinguishment of debt	—	13,793	—	(4,865)
Net (gain) loss on derivative instruments	54,310	(20,847)	(52,297)	55,624
Derivative settlements(1)	8,095	11,786	(804)	115,576
Impairment	139	382	6,021	3,967
Amortization of deferred financing costs	1,728	2,095	5,127	8,042
Amortization of debt discount	2,591	300	7,426	300
Other non-cash adjustments	(208)	(26)	491	697
Tax impact(2)	(24,941)	(2,798)	12,735	(67,598)
Adjusted Net Income (Loss) Attributable to Oasis	$500	$(29,263)	$(22,122)	$(75,280)

Diluted loss attributable to Oasis per share	$(0.18)	$(0.19)	$—	$(1.09)
Loss on sale of properties	—	—	—	0.01
(Gain) loss on extinguishment of debt	—	0.08	—	(0.03)
Net (gain) loss on derivative instruments	0.23	(0.12)	(0.22)	0.32
Derivative settlements(1)	0.03	0.07	—	0.67
Impairment	—	—	0.03	0.02
Amortization of deferred financing costs	0.01	0.01	0.02	0.05
Amortization of debt discount	0.01	—	0.03	—
Tax impact(2)	(0.10)	(0.02)	0.05	(0.39)
Non-GAAP Diluted Loss Attributable to Oasis Per Share	$—	$(0.17)	$(0.09)	$(0.44)

Diluted weighted average shares outstanding	233,389	177,120	233,248	172,360

Effective tax rate applicable to adjustment items	37.4%	37.4%	37.4%	37.4%
___________________

(1)
Cash settlements represent the cumulative gains and losses on the Company’s derivative instruments for the periods presented and do not include a recovery of costs that were paid to acquire or modify the derivative instruments that were settled.

(2)	The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.